UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 10, 2010

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31309	15-0327010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106 Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code (760) 602-9688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Effective August 10, 2010, the Board of Directors of Phoenix Footwear Group, Inc. (the “Company”) appointed Mr. Kevin G. Wulff to serve on the Company’s Board of Directors until the Company’s next annual meeting of stockholders. Mr. Wulff has been determined to be independent under the NYSE Amex listing standards. He has not been appointed to any committee of the Board of Directors at this time.

There are no arrangements or understandings between Mr. Wulff and any other person pursuant to which he was appointed as a director of the Company. Mr. Wulff is not party to any transactions with the Company pursuant to Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Wulff is entitled to receive cash compensation in the form of an annual retainer of $20,000, which will be prorated for fiscal year 2010, and he will also be reimbursed for reasonable expenses incurred in connection with attendance of board meetings. Further, he will be eligible to receive stock options and other stock awards under the Company’s Amended and Restated 2001 Long Term Incentive Plan.

Certain biographical and related information regarding Mr. Kevin G. Wulff is as follows:

Mr. Wulff has more than 15 years of experience in leadership roles at companies in the sports and consumer goods industry. Since February 2010, he has served as a consultant to Symphony Holdings Limited, a Hong Kong Exchange listed company principally engaged in the manufacturing, distribution and licensing of branded footwear and apparel. Mr. Wulff is also a director of Volcom Inc., an innovative designer, marketer and distributor of premium quality young men’s and women’s clothing, accessories and related products (NASDQ:VLCM). He held the positions of President and Chief Executive Officer of Pony International, LLC from March 2007 to February 2010 and American Sporting Goods from March 2005 to March 2007. Mr. Wulff served as Vice President, Business Development and Sports Marketing for Adidas America from 2003 to January 2005. From October 2001 to March 2003, he served as Chairman and Chief Executive Officer of the Women’s Tennis Association. From June 2000 to October 2001, he served as Senior Vice President/General Manager — Emerging Business and Subsidiaries for Nike, Inc. From 1998 to June 2000, Mr. Wulff served as Senior Vice President/General Manager — USA for Nike, Inc. From 1997 to 1998, he served as Vice President/General Manager — Americas for Nike, Inc. He served as the President of Nike Canada from 1994 to 1997 and General Manager of Nike, Inc. from 1993 to 1994. Prior to joining Nike, Inc. in 1993, he served in various capacities with Miller Brewing Company from 1987 to 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.
(Registrant)

Date: August 16, 2010	/s/ Dennis T. Nelson
Dennis T. Nelson
Chief Financial Officer, Secretary and Treasurer